Exhibit 23.4
Consent of Gaffney, Cline & Associates

SOP/RGQ/bgh/C1774.00/gcah.45.10	February 12, 2010

Ms. Adriana M. Echeverri
Vicepresidente Financiera
ECOPETROL S.A.
Cr. 7 No. 37 - 65
Bogotá
COLOMBIA

CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.

Dear Ms. Echeverri:

Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn permission to include its reference to GCA’s review of Ecopetrol’s reserves as of December 31, 2008 in the form and context disclosed by Ecopetrol in its Annual Report on Form F-20F/A filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2008 and in the Registration Statement on Form F-3 for the potential offer and sale of the following securities: Ordinary Shares, Preferred Shares, Debt Securities and Guaranteed Debt Securities filed with the United States Securities and Exchange Commission on February 12, 2010.

If you have any questions or require additional information, please do not hesitate to contact us.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES

/s/ David K. Morgan

David K. Morgan
Senior Technical Manager